Ex. 8.k.iv

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment (the “Amendment”) to the Participation Agreement dated October 1, 2015, as amended, by and among The Morgan Stanley Variable Insurance Fund, Inc. (“Fund”), formerly, the Universal Institutional Funds, Inc., Morgan Stanley Investment Management Inc. (“Adviser”), Morgan Stanley Distribution, Inc. (“Underwriter”), and MEMBERS Life Insurance Company (the “Company”) (the “Agreement”) is dated and effective as of October 15, 2018. Capitalized terms not otherwise defined herein are defined in the Agreement.

WHEREAS, The Universal Institutional Funds, Inc. has changed its name to The Morgan Stanley Variable Insurance Fund, Inc., effective May 1, 2017;

WHEREAS, the parties wish to amend Schedule A to the Agreement to add a new contract to be funded by MEMBERS Horizon Variable Separate Account;

WHEREAS, the parties wish to amend the Agreement in certain respects related to the foregoing.

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	The Agreement is hereby amended to revise the name of the Fund, in each place where such name appears, from The Universal Institutional Funds, Inc. to The Morgan Stanley Variable Insurance Fund, Inc.

2.	Schedule A of the Agreement is hereby deleted and replaced in its entirety with new Schedule A attached hereto.

3.	All other terms of the Agreement remain in force and unchanged by this Amendment.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

THE VARIABLE INSURANCE	MORGAN STANLEY INVESTMENT
FUND, INC.	MANAGEMENT INC.

By: /s/ John H. Gernon	By: /s/ Feta Zabeli
Name: John H. Gernon	Name: Feta Zabeli
Title: President & Principal Executive Officer	Title: Managing Director

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ John Cooper
Name: John Cooper
Title: Managing Director

MEMBERS LIFE INSURANCE COMPANY

By: /s/ David L. Sweitzer
Name: David L. Sweitzer
Title: Senior Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of
Name of Separate Account	Contract Funded by Separate Account

Registered Account(s):	Registered Contract(s):
MEMBERS Horizon Variable Separate Account	MEMBERS Horizon
MEMBERS Horizon II

Unregistered Account(s):	Unregistered Contract(s):
N/A	N/A

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